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                                                                  Exhibit 23.1.4


                         CONSENT OF INDEPENDENT AUDITORS


        We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to The Nextera/Lexecon Limited Purpose Stock Option Plan of Nextera Enterprises, Inc. of our report dated August 31, 1998, relating to the financial statements of SiGMA Consulting, LLC, included in the Prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with Nextera Enterprises, Inc. Form S-1 (File No. 333-63789).


/s/ ERNST & YOUNG LLP

Boston, Massachusetts
June 9, 1999